UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2006

NCR CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At meetings held on April 25 and 26, 2006, the Board of Directors (the “Board”) of NCR Corporation, a Maryland corporation (“NCR” or the “Company”), the Committee on Directors and Governance of the Board (the “Directors Committee”) and the Compensation and Human Resource Committee of the Board (the “Compensation Committee”) approved a number of actions as described below.

Director Compensation

Pursuant to authority granted to it by the Board, the Directors Committee adopted the NCR Director Compensation Program (the “Program”), which sets forth certain terms and conditions relating to remuneration payable to non-employee members of the Board. Acting pursuant to the Program, the Directors Committee on April 26, 2006 approved specific amounts of compensation to be paid to such directors. Certain aspects of the Program, as well as the specific amounts of compensation that were approved, are described below.

1. Retainers

The Program provides that each non-employee director will receive an annual retainer in an amount determined by the Directors Committee. Chairs of committees of the Board may also receive an additional retainer. Retainers are payable in 25% increments on June 30, September 30, December 31, and March 31, provided the individual is serving as a director on those dates. If an individual is not serving as a director on any such date, the remaining amount of the retainer is forfeited. Prior to January 1 of each year, a director may elect to receive all or a portion of a retainer in NCR common stock instead of cash. In addition, a director may elect to defer receipt of the shares of common stock payable in lieu of cash. If deferred, a stock unit account is maintained, with dividend reinvestment. Deferred stock payments may be paid in cash or in NCR common stock.

Pursuant to the Program, on April 26, 2006, the Directors Committee determined that each non-employee director will receive a retainer of $75,000 for the year beginning on the date of NCR’s 2006 Annual Meeting of Stockholders and ending on the date of NCR’s 2007 Annual Meeting of Stockholders. The Chairman of the Board will receive an additional retainer of $165,000. Each member of NCR’s Audit Committee will receive an additional retainer of $5,000, with the Chair of the Audit Committee also receiving an additional retainer of $12,000. The Chair of the Directors Committee will receive an additional retainer of $9,000, and the Chair of the Compensation Committee will receive an additional retainer of $12,000.

2. Initial Equity Grant

The Program provides that each non-employee director upon first election to the Board will receive a grant of restricted stock or restricted stock units. If the grant is made in the form of restricted stock units, a director may elect to defer receipt of the shares of common stock payable in respect of vested restricted stock units. If deferred, a stock unit account is maintained, with dividend reinvestment. Payment is made only in NCR common stock.

Pursuant to the Program, on April 26, 2006, the Directors Committee awarded newly-elected non-employee director Gary Daichendt a grant of 911 restricted stock units, subject to NCR’s 2006 Restricted Stock Unit Agreement, the form of which is attached as Exhibit 10.1 hereto and incorporated herein by reference. Please see Item 5.02 of this Current Report on Form 8-K for information regarding Mr. Daichendt’s election to the Board.

3. Annual Equity Grant

The Program provides that on the date of each annual meeting of NCR’s stockholders each non-employee director will be granted restricted stock, restricted stock units and/or options to purchase a number of shares of NCR common stock in an amount determined by the Directors Committee. Any options that are granted will be fully vested and exercisable on the first anniversary of the grant. If restricted stock or restricted stock units are granted, the Directors Committee may determine that the shares or units will be forfeited if the director ceases to serve as a director during a restriction period determined by the Directors Committee. If the grant is made in the form of restricted stock units, a director may elect to defer receipt of the shares of common stock payable in respect of vested restricted stock units. If deferred, a stock unit account is maintained, with dividend reinvestment.

Pursuant to the Program, on April 26, 2006, the Directors Committee approved a grant to each non-employee director of stock options to purchase 3,724 shares of NCR’s common stock, subject to NCR’s 2006 Director Stock Option Agreement, the form of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

In addition, each non-employee director received a grant of 1,486 restricted stock units. Each restricted stock unit is subject to NCR’s 2006 Restricted Stock Unit Agreement, the form of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the Program is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Financial Measures under Management Incentive Plan

As previously disclosed, the NCR Management Incentive Plan (“MIP”) was approved by NCR’s stockholders on April 26, 2006. The terms and conditions of the MIP were previously described in the NCR Corporation Proxy Statement filed on March 10, 2006, which description together with the MIP itself attached as Exhibit A to such Proxy Statement are incorporated by reference thereto.

On April 25, 2006, the Compensation Committee approved, subject to stockholder approval of the MIP, the minimum, target and maximum payout amounts under the MIP for 2006 for MIP participants, as well as the financial measures and weightings that it would use in fixing the actual amount of such awards.

The specified performance measures approved by the Committee, and the weight attributed to each, were as follows:

	Executives/Weightings
Financial Measures	Messrs. William Nuti (CEO), Eric Berg (Chief Admin. Officer), Jonathan Hoak (SVP and General Counsel), Peter Bocian (SVP and CFO) and SVP, Human Resources	Messrs. Malcom Collins (SVP, Financial Sol. Div.), Keith Taylor (former SVP, Financial Sol. Div.), SVP, Retail Sol. Div., Peter Dorsman (VP, Systemedia Div.), Mark Quinlan (former VP, Systemedia Div.) and Michael Koehler (SVP, Teradata Div.)	Ms. Christine Wallace (SVP, Worldwide Customer Services Div.) and Mr. Gerry Gagliardi (former SVP, Worldwide Customer Services Div.)

Profit:
Company Non-Pension Operating Income (“NPOI”)(1) after Capital Charge(2)	100%	25%	50%
Division NPOI			50%
Solution portion		18.75%
Annuity portion		18.75%
Revenue:
Division Revenue (combined solution and annuity)		37.5%

Total	100%	100%	100%

(1)	NPOI is a non-GAAP financial measure used by NCR due to the significant change in pension expense from year to year. Company NPOI includes the Company’s income from operations under U.S. generally accepted accounting principles less pension income/expense. Division NPOI includes the Company’s reported operating results for each of NCR’s business segments and is comprised of hardware, software, professional services and transaction services for each business segment and annuity services revenue for NCR’s Teradata Division and NCR’s Worldwide Customer Services business.
(2)	Capital Charge is a formula used to determine the total cost of capital deployed. It includes accounts receivable plus inventory, plant, property and equipment, other current assets and capitalized software less accounts payable, payroll and employee benefits, other current liabilities and post retirement benefits.

The minimum, target and maximum thresholds associated with each financial measure for the 2006 fiscal year are not disclosed in this Current Report on Form 8-K because these thresholds are confidential business information, the disclosure of which could have an adverse effect on the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On April 26, 2006, the Board elected Gary Daichendt a director of NCR and designated Mr. Daichendt as a Class A director. Mr. Daichendt will serve as a member of the Audit Committee. There are no arrangements or understandings between Mr. Daichendt and any other person pursuant to which Mr. Daichendt was selected as a director. There are no transactions involving Mr. Daichendt that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
10.1	Form of 2006 Restricted Stock Unit Agreement.

10.2	Form of 2006 Director Stock Option Agreement.

10.3	NCR Director Compensation Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: May 2, 2006	By:	/s/ Nelson F. Greene
Nelson F. Greene Law Vice President and Assistant Secretary

Index to Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of 2006 Restricted Stock Unit Agreement.

10.2	Form of 2006 Director Stock Option Agreement.

10.3	NCR Director Compensation Program.